Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Pam Easton +1 713-232-7647	For Release: November 7, 2014

TRANSOCEAN LTD. ANNOUNCES IMPAIRMENT CHARGES
DELAYS RELEASE OF THIRD QUARTER 2014 RESULTS

ZUG, SWITZERLAND-November 7, 2014- Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that it expects its third quarter 2014 results to include a non-cash charge of $1.97 billion related to the impairment of goodwill. The charge is the result of impairment testing conducted due to the decline in the market valuation of the contract drilling business. As of June 30, 2014, goodwill was approximately $2.99 billion.
The company also expects an impairment of the Deepwater Rig asset group of $788 million due to the deterioration of the market outlook, reflecting the recent decline in dayrates and utilization for this particular asset class.
Due to the complexities involved in determining these impairments, the company is delaying its third quarter earnings release and conference call originally scheduled for 9:00 a.m. EST, 3:00 p.m. CET, Friday, November 7, 2014, and will issue a subsequent announcement with a revised date and time.
Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 79 mobile offshore drilling units consisting of 48 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit the website www.deepwater.com.